UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 30, 2015

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index

Ex-99	Press release of Ormat Technologies, Inc. dated April 30, 2015

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On April 30, 2015, Ormat Nevada Inc. (“Ormat Nevada”), a wholly-owned subsidiary of Ormat Technologies, Inc. (the “Company”), entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of ORPD LLC, a holding company subsidiary of Ormat Nevada that owns certain geothermal and recovered energy generation power plants (“ORPD”), with Northleaf Geothermal Holdings, LLC (“Northleaf”), in connection with the financial closing of Northleaf’s previously announced equity investment in ORPD, described in the Company’s Current Report on Form 8-K filed on February 5, 2015 and incorporated by reference herein. Pursuant to the LLC Agreement, Northleaf has been admitted as a member of ORPD, owning 100% of the Class B Membership Interests, which represent 36.75% of the aggregate membership interests in ORPD.

The foregoing summary is not a complete description of all of the parties’ rights and obligations under the LLC Agreement and is qualified in its entirety by reference to the LLC Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Item 8.01	Other Events.

On April 30, 2015, the Company issued a press release announcing the closing of Northleaf’s equity investment in ORPD. A copy of the press release is furnished as Exhibit 99 to this report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99	Press release of Ormat Technologies, Inc. dated April 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

 Date: May 6, 2015

EXHIBIT INDEX

Exhibit Number	Description

99	Press release of Ormat Technologies, Inc. dated April 30, 2015

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